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EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

COMPUTATION FOR THE QUARTER ENDED                                               SEPTEMBER 30,              SEPTEMBER 30,
Dollars in thousands except per share data                                          1995                       1994
                                                                                -------------              -------------
Weighted average number of shares - primary earnings per share:
   Common stock outstanding                                                       36,063,712                 35,246,423
   Common stock equivalents computed under the
     treasury stock method using average market price                                613,513                    488,267
                                                                                  ----------                 ----------

       Total                                                                      36,677,225                 35,734,690
                                                                                  ==========                 ==========

Weighted average number of shares - fully diluted earnings per share:
   Common stock outstanding                                                       36,063,712                 35,246,423
   Common stock equivalents computed under the
     treasury stock method using the greater of ending
     or average market price                                                         656,740                    488,304
   Convertible subordinated debentures                                               848,716                  2,681,934
                                                                                  ----------                 ----------

       Total                                                                      37,569,168                 38,416,661
                                                                                  ==========                 ==========

Net income                                                                           $32,872                    $27,061
Interest expense (net of tax) incurred for
   convertible subordinated debentures                                                   185                        578

Earnings per share:
   Primary                                                                               .90                        .76
   Fully diluted                                                                         .88                        .72


COMPUTATION FOR THE NINE MONTHS ENDED                                           SEPTEMBER 30,              SEPTEMBER 30,
Dollars in thousands except per share data                                          1995                       1994
                                                                                -------------              -------------
Weighted average number of shares - primary earnings per share:
   Common stock outstanding                                                       36,293,050                 35,064,456
   Common stock equivalents computed under the
     treasury stock method using average market price                                485,479                    479,961
                                                                                  ----------                 ----------

       Total                                                                      36,778,529                 35,544,417
                                                                                  ==========                 ==========

Weighted average number of shares - fully diluted earnings per share:
   Common stock outstanding                                                       36,293,050                 35,064,456
   Common stock equivalents computed under the
     treasury stock method using the greater of ending
     or average market price                                                         516,153                    480,462
   Convertible subordinated debentures                                             2,051,011                  2,685,591
                                                                                  ----------                 ----------

       Total                                                                      38,860,214                 38,230,509
                                                                                  ==========                 ==========

Net income                                                                           $89,888                    $75,899
Interest expense (net of tax) incurred for
   convertible subordinated debentures                                                 1,333                      1,737

Earnings per share:
   Primary                                                                              2.44                       2.14
   Fully diluted                                                                        2.35                       2.03


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